Exhibit 5.1

[Jones Day Letterhead]

May 13, 2011

Asbury Automotive Group, Inc.

2905 Premiere Parkway, NW, Suite 300

Duluth, Georgia 30097

Re:	Registration Statement on Form S-4 Filed by Asbury Automotive Group, Inc.
Relating to the Exchange Offer

Ladies and Gentlemen:

We have acted as counsel for Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $200,000,000 aggregate principal amount of 8.375% Senior Subordinated Notes due 2020 of the Company (the “Exchange Notes”) for an equal principal amount of 8.375% Senior Subordinated Notes due 2020 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of November 16, 2010 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Company, the companies listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the companies listed on Annex B hereto (each, an “Other Guarantor” and, collectively the “Other Guarantors”, such Other Guarantors and the Covered Guarantors collectively referred to as the “Subsidiary Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by the Subsidiary Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange

Asbury Automotive Group, Inc.

May 13, 2011

for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

2.	The Subsidiary Guarantee of the Exchange Notes (each, an “Exchange Guarantee” and collectively, the “Exchange Guarantees”) of each Covered Guarantor, when it is issued and delivered in exchange for the Subsidiary Guarantee of the Outstanding Notes (collectively, the “Outstanding Guarantees”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

3.	The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, in each case as currently in effect, and we express no opinion or view as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction on the opinions expressed herein.

We are not admitted or qualified to practice law in the states of Florida, North Carolina or Oregon. Therefore, in rendering the opinion expressed in Paragraph 3 above, we have relied solely upon the opinions of (i) Hill, Ward & Henderson, P.A., a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of the State of Florida, (ii) Brooks, Pierce, McLendon, Humphrey & Leonard LLP, a copy of which has been filed as Exhibit 5.3 to the Registration Statement, with respect to matters governed by the laws of the North Carolina, and (iii) Stoel Rives LLP, a copy of which has been filed as Exhibit 5.4 to the Registration Statement, with respect to matters governed by the laws of the State of Oregon.

Asbury Automotive Group, Inc.

May 13, 2011

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Jones Day

Annex A

Covered Guarantors

Entity	Jurisdiction of Incorporation
AF Motors L.L.C.	Delaware
ANL L.P.	Delaware
Arkansas Automotive Services, L.L.C.	Delaware
Asbury AR Niss L.L.C.	Delaware
Asbury Atlanta AC L.L.C.	Delaware
Asbury Atlanta AU L.L.C.	Delaware
Asbury Atlanta BM L.L.C.	Delaware
Asbury Atlanta Chevrolet L.L.C.	Delaware
Asbury Atlanta Hon L.L.C.	Delaware
Asbury Atlanta Inf L.L.C.	Delaware
Asbury Atlanta Infiniti L.L.C.	Delaware
Asbury Atlanta Jaguar L.L.C.	Delaware
Asbury Atlanta Lex L.L.C.	Delaware
Asbury Atlanta Nis L.L.C.	Delaware
Asbury Atlanta Toy L.L.C.	Delaware
Asbury Atlanta VL L.L.C.	Delaware
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware
Asbury Automotive Arkansas L.L.C.	Delaware
Asbury Automotive Atlanta L.L.C.	Delaware
Asbury Automotive Atlanta II L.L.C.	Delaware
Asbury Automotive Brandon, L.P.	Delaware
Asbury Automotive Central Florida, L.L.C.	Delaware
Asbury Automotive Deland, L.L.C.	Delaware
Asbury Automotive Fresno L.L.C.	Delaware
Asbury Automotive Group L.L.C.	Delaware
Asbury Automotive Jacksonville GP L.L.C.	Delaware
Asbury Automotive Jacksonville, L.P.	Delaware
Asbury Automotive Management L.L.C.	Delaware
Asbury Automotive Mississippi L.L.C.	Delaware
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware
Asbury Automotive North Carolina L.L.C.	Delaware
Asbury Automotive North Carolina Management L.L.C.	Delaware
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware

Entity	Jurisdiction of Incorporation
Asbury Automotive Oregon L.L.C.	Delaware
Asbury Automotive Southern California L.L.C.	Delaware
Asbury Automotive St. Louis, L.L.C.	Delaware
Asbury Automotive St. Louis II, L.L.C.	Delaware
Asbury Automotive Tampa GP L.L.C.	Delaware
Asbury Automotive Tampa, L.P.	Delaware
Asbury Automotive Texas L.L.C.	Delaware
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware
Asbury Deland Imports 2, L.L.C.	Delaware
Asbury Fresno Imports L.L.C.	Delaware
Asbury Jax AC, L.L.C.	Delaware
Asbury Jax Holdings, L.P.	Delaware
Asbury Jax Hon, L.L.C.	Delaware
Asbury Jax K, L.L.C.	Delaware
Asbury Jax Management L.L.C.	Delaware
Asbury Jax VW, L.L.C.	Delaware
Asbury MS Chev, L.L.C.	Delaware
Asbury MS Gray-Daniels L.L.C.	Delaware
Asbury No Cal Niss L.L.C.	Delaware
Asbury Sacramento Imports L.L.C.	Delaware
Asbury So Cal DC L.L.C.	Delaware
Asbury So Cal Hon L.L.C.	Delaware
Asbury So Cal Niss L.L.C.	Delaware
Asbury St. Louis Cadillac L.L.C.	Delaware
Asbury St. Louis FSKR, L.L.C.	Delaware
Asbury St. Louis Lex L.L.C.	Delaware
Asbury St. Louis LR L.L.C.	Delaware
Asbury St. Louis M, L.L.C.	Delaware
Asbury Tampa Management L.L.C.	Delaware
Asbury Texas D FSKR L.L.C	Delaware
Asbury Texas H FSKR L.L.C	Delaware
Asbury-Deland Imports L.L.C.	Delaware
Atlanta Real Estate Holdings L.L.C.	Delaware
BFP Motors L.L.C.	Delaware
Bayway Financial Services, L.P.	Delaware

Entity	Jurisdiction of Incorporation
Camco Finance II L.L.C.	Delaware
CK Chevrolet LLC	Delaware
CK Motors LLC	Delaware
Coggin Cars L.L.C.	Delaware
Coggin Chevrolet L.L.C.	Delaware
Coggin Management, L.P.	Delaware
Crown CHH L.L.C.	Delaware
Crown CHO L.L.C.	Delaware
Crown CHV L.L.C.	Delaware
Crown FDO L.L.C.	Delaware
Crown FFO Holdings L.L.C.	Delaware
Crown FFO L.L.C.	Delaware
Crown GAC L.L.C.	Delaware
Crown GBM L.L.C.	Delaware
Crown GCA L.L.C.	Delaware
Crown GDO L.L.C.	Delaware
Crown GHO L.L.C.	Delaware
Crown GNI L.L.C.	Delaware
Crown GPG L.L.C.	Delaware
Crown GVO L.L.C.	Delaware
Crown Motorcar Company L.L.C.	Delaware
Crown PBM L.L.C.	Delaware
Crown RIA L.L.C.	Delaware
Crown RIB L.L.C.	Delaware
Crown SJC L.L.C.	Delaware
Crown SNI L.L.C.	Delaware
CSA Imports L.L.C.	Delaware
Escude-NN L.L.C.	Delaware
Escude-NS L.L.C.	Delaware
Escude-T L.L.C.	Delaware
Florida Automotive Services, L.L.C (f/k/a Asbury Automotive Florida, L.L.C.).	Delaware
Southern Atlantic Automotive Services, L.L.C. f/k/a Georgia Automotive Services, L.L.C.	Delaware
HFP Motors L.L.C.	Delaware
JC Dealer Systems LLC (f/k/a Dealer Profit Systems L.L.C.)	Delaware
KP Motors L.L.C.	Delaware
McDavid Austin-Acra, L.L.C.	Delaware
McDavid Frisco-Hon, L.L.C.	Delaware

Entity	Jurisdiction of Incorporation
McDavid Grande, L.L.C.	Delaware
McDavid Houston-Hon, L.L.C.	Delaware
McDavid Houston-Niss, L.L.C.	Delaware
McDavid Irving-Hon, L.L.C.	Delaware
McDavid Outfitters, L.L.C.	Delaware
McDavid Plano-Acra, L.L.C.	Delaware
Mid-Atlantic Automotive Services, L.L.C.	Delaware
Mississippi Automotive Services, L.L.C.	Delaware
Missouri Automotive Services, L.L.C.	Delaware
NP FLM L.L.C.	Delaware
NP MZD L.L.C.	Delaware
NP VKW L.L.C.	Delaware
Plano Lincoln-Mercury, Inc.	Delaware
Premier NSN L.L.C.	Delaware
Premier Pon L.L.C.	Delaware
Prestige Bay L.L.C.	Delaware
Prestige Toy L.L.C.	Delaware
Tampa Hund, L.P.	Delaware
Tampa Kia, L.P.	Delaware
Tampa LM, L.P.	Delaware
Tampa Mit, L.P.	Delaware
Texas Automotive Services, L.L.C.	Delaware
Thomason Dam L.L.C.	Delaware
Thomason Frd L.L.C.	Delaware
Thomason Hund L.L.C.	Delaware
Thomason Pontiac-GMC L.L.C.	Delaware
WMZ Motors, L.P.	Delaware
WTY Motors, L.P.	Delaware

Annex B

Entity	Jurisdiction of Organization
Avenues Motors, Ltd.	Florida
C&O Properties, Ltd.	Florida
CFP Motors, Ltd.	Florida
CH Motors, Ltd.	Florida
CHO Partnership, Ltd.	Florida
CN Motors, Ltd.	Florida
Coggin Automotive Corp.	Florida
CP-GMC Motors, Ltd.	Florida
Crown Acura/Nissan, LLC	North Carolina
Crown Honda, LLC	North Carolina
Precision Computer Services, Inc.	Florida
Precision Enterprises Tampa, Inc.	Florida
Precision Infiniti, Inc.	Florida
Precision Motorcars, Inc.	Florida
Precision Nissan, Inc.	Florida
Thomason Auto Credit Northwest, Inc.	Oregon